Exhibit 99.1

Press Release

Titan to Acquire Science & Engineering Associates

SAN DIEGO, CA—February 25, 2002—The Titan Corporation (NYSE:TTN) today announced that it has entered into a definitive agreement to acquire Science & Engineering Associates, Inc. (SEA), a New Mexico-based privately held provider of engineering and information technology services and specialized laser, sensor, and imaging products primarily to government customers for approximately $72 million in Titan common stock. The transaction is expected to close in the second quarter of 2002, add approximately $45 to $50 million to Titan's 2002 revenues based on expected full year revenues of approximately $90 to $95 million, and be accretive to Titan's 2002 earnings.

SEA was founded in 1980 as a defense research and development contractor specializing in weapons effects studies. Over the past twenty years the company's business has diversified and today SEA provides its customers with a diverse range of products and services including research and development services, engineering and technical services such as modeling and simulation, systems integration, information technology solutions development, and custom software design. Key products include specialized imaging, sensor, and laser products for force protection, security, and environmental remediation.

"SEA has done an outstanding job over the past twenty years of creating a culture of innovation and technical growth. We look forward to having their dedicated and extremely talented scientists, engineers and technicians become a part of Titan," said Gene W. Ray, Chairman, President and CEO of Titan.

"SEA brings to Titan a diversified mix of time and materials and cost-plus fixed fee contracts with customers such as the US Air Force, Army, Navy, Nuclear Regulatory Commission, and the National Laboratories. This acquisition further solidifies our position as one of the prime consolidators in the government information technology market and it continues our strategy of enhancing our product and service offerings and our technology portfolio while at the same time increasing Titan's overall profitability," said Eric M. DeMarco, Executive Vice President and Chief Operating Officer of Titan.

About Titan

Headquartered in San Diego, The Titan Corporation creates, builds and launches technology-based businesses, offering innovative technical solutions. For more than 20 years, Titan has provided comprehensive information systems solutions and services to the Department of Defense and intelligence agencies. Today, three of Titan's four core businesses develop and deploy communications and information technology solutions and services. In addition, through its subsidiary SureBeam (NASDAQ: SURE), Titan markets the leading technology for the electronic irradiation of food products and Titan is continually identifying promising technologies suitable for commercialization. The company has 10,000 employees and annualized sales of approximately $1.3 billion.

Investors and security holders are urged to read the S-4 registration statement regarding the proposed merger when it becomes available because it will contain important information about the transaction. The S-4 registration statement will be filed with the Securities and Exchange Commission by Titan. Investors and security holders may obtain a free copy of the S-4 registration statement when it is available and other documents filed with the Commission at the Commission's web site at www.sec.gov. The S-4 Registration Statement and these other documents may also be obtained for free from Titan.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward looking statements include the Company's belief that the transaction will close in the second quarter of 2002, the expected revenue contribution by SEA, and that the transaction will be accretive to earnings. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include dependence on continued funding of U.S. Department of Defense and federal civilian agency programs, contract termination risks, risks associated with acquiring other companies, including integration risks, risks associated with delays in closing and the impact of any delay of SEA's revenue contributions and other risks described in the Company's Securities and Exchange Commission filings.

##

Media Contact:
Wil Williams, Vice President Corporate Communications (858) 552-9724 or wwilliams@titan.com

Investor Relations Contact:
Rochelle Bold, Vice President Investor Relations
(858) 552-9400 or invest@titan.com

If you would like to receive press releases via electronic mail, please contact: invest@titan.com

For more information on The Titan Corporation,
please visit our website at: www.titan.com
or visit Titan's investor page at: www.titan.com/investor/